UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

Thunder Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

221 W 9th St #848

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

(909) 214-2482

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIEV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 4, 2024, Thunder Power Holdings, Inc. (the “Company”) received two deficiency notices (“Nasdaq Notices”) from The Nasdaq Stock Market (“Nasdaq”) informing the Company that (i) its common stock, par value $0.0001 per share (the “Common Stock”), fails to comply with the $1 minimum bid price required for continued listing on The Nasdaq Global Market (“Global Market”) under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) based upon the closing bid price of the Common Stock for the last 30 consecutive business days; and (ii) it is not in compliance with Nasdaq Listing Rules 5450(b)(2)(A) requiring listed securities to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 (the “MVLS Requirement”) based upon the Company’s MVLS for the last 30 consecutive business days.

The Company has been provided an initial compliance period of 180 calendar days, or until March 3, 2025 (the “Compliance Period”), to regain compliance with (i) the Minimum Bid Price Requirement and (ii) the MVLS Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A) and 5810(c)(3)(C), respectively. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share, and the Company’s MVLS must close at $50,000,000 or more, for a minimum of ten consecutive business days during the Compliance Period.

If the Company is unable to regain compliance of the MVLS Requirement prior to the expiration of the Compliance Period, it will receive written notification that its securities are subject to delisting, otherwise the Company may consider applying for a transfer to the Nasdaq Capital Market (“Capital Market”). To qualify, the Company must submit, an online transfer application and submit a non-refundable $5,000 application fee (“Transfer Application”), and meet the Capital Market’s continued listing requirements.

If the Company is unable to regain compliance of the Minimum Bid Price Requirement by the expiration of the Compliance Period, the Company may be eligible for an additional time to demonstrate compliance with the bid price requirement pursuant to Nasdaq Listing Rule 5180(c)(3)(A)(ii). The Company will need to submit the Transfer Application to qualify. In addition, the Company is required to meet continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. Nasdaq’s staff (the “Staff”) will make determination on whether the Company will be able to cure this deficiency. If the Staff conclude that the Company will not be able to cure the deficiency, or the Company determines not to submit a Transfer Application or make the required representation, Nasdaq will notify the Company that its securities will be subject to delisting. In addition, if during any compliance period specified in the Nasdaq Listing Rule 5810(c)(3)(A) the Company’s Common Stock has a closing bid price of $0.10 or less for ten consecutive trading days, Nasdaq will issue a Staff Delisting Determination under Rule 5810 with respect to the Common Stock.

Nasdaq Notices have no immediate effect on the listing of the Company’s Common Stock on the Global Market. The Company intends to monitor the closing bid price of the Common Stock and MVLS of the Company. When needed, the Company may consider implementing available and appropriate options including reverse stock split, transfer to Nasdaq Capital Market to regain compliance with the Minimum Bid Price Requirement and MVLS Requirement under the Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Power Holdings, Inc.

Dated: September 6, 2024	By:	/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Chief Financial Officer

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